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                               EXHIBIT 99.4

                              REVOCABLE PROXY

                            CFSB BANCORP, INC.
                             LANSING, MICHIGAN
                        ___________________________
                      SPECIAL MEETING OF STOCKHOLDERS
                               JUNE 8, 1999

             The undersigned hereby appoints Robert H. Becker, William C. Hollister and James L. Reutter with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of CFSB Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on June 8, 1999 at 11:00 a.m., local time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Special Meeting.

                                                         FOR   AGAINST  ABSTAIN
   I.   A proposal to approve the Agreement
        and Plan of Merger, as amended
        (the "Merger Agreement") dated as of February   [   ]   [   ]    [   ]
        24, 1999, by and between CFSB Bancorp, Inc.
        Old Kent Financial Corporation, and OKFC
        Acquisition Corporation, pursuant  to which
        CFSB will merge with a wholly owned subsidiary of Old Kent (the "Merger"), and stockholders of CFSB will receive 0.6222 shares of Old Kent common stock and cash in lieu of fractional shares for each share of CFSB common stock held by them, as more fully described in the accompanying Prospectus and Proxy Statement.

     The Board of Directors recommends a vote "FOR" the approval of the Agreement and Plan of Merger.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT, IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.


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             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

     The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Special Meeting and a Prospectus and Proxy Statement.

Dated: ________________, 1999


______________________________________     _____________________________________
  PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


______________________________________     _____________________________________
  SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

IF YOU ARE PLANNING TO ATTEND THE SPECIAL MEETING PLEASE CHECK THIS BOX  [   ]


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.